EXHIBIT 10.49


          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.




                        CONTRACT MANUFACTURING AGREEMENT

                                 BY AND BETWEEN

                              LAUREATE PHARMA L.P.

                                       AND

                               CYTOGEN CORPORATION

                                      DATED

                                JANUARY 15, 2003

                               TABLE OF CONTENTS

                                                                            Page

1.       Definitions..........................................................1

2.       Commencement; Expiration.............................................6

3.       Consideration........................................................7

4.       Payments.............................................................8

5.       Performance of Services; Other Assistance; FDA Fees.................12

6.       Manufacturing and Testing; Approvals; SOPs..........................13

7.       Materials Delivery; Testing.........................................15

8.       Payment Dates; Late Payments........................................19

9.       Renovation Schedule; Regulatory Matters and Approvals;
          Order Dates........................................................20

10.      Stability Testing; Shipping.........................................22

11.      Cytogen's Covenants, Representation and Warranties..................23

12.      Laureate's Covenants, Representations and Warranties;
          Limited Liability..................................................24

13.      Indemnities.........................................................28

14.      Contact Individuals.................................................30

15.      No Biohazards.......................................................30

16.      Termination.........................................................30

17.      Insurance...........................................................32

18.      Confidentiality.....................................................33

19.      Notices.............................................................34

20.      Non-Exclusivity.....................................................35

21.      Entire Agreement....................................................36

22.      Governing Law.......................................................36

23.      Assignment..........................................................36

24.      Independent Contractors.............................................37

25.      No Waiver...........................................................37

26.      Force Majeure.......................................................37

27.      Third Parties.......................................................37

28.      Interpretation......................................................38

29.      Singular Terms......................................................38

30.      Headings............................................................38

31.      Counterparts........................................................38

32.      Severability........................................................39

                             MANUFACTURING AGREEMENT
                             -----------------------

              MANUFACTURING AGREEMENT, dated January 15, 2003, by and between CYTOGEN CORPORATION, a Delaware corporation ("Cytogen") and LAUREATE PHARMA L.P., a Delaware limited partnership ("Laureate").

                              W I T N E S S E T H :
                              --------------------

              WHEREAS, Cytogen wishes to engage the services of Laureate to produce Filled ProstaScint Product and Filled Sodium Acetate Product (each as hereinafter defined) in accordance with the provisions hereof.

              NOW, THEREFORE, it is agreed as follows:

     1. Definitions. The following terms shall have the meanings specified in this paragraph 1. Other terms are defined in this Agreement and, throughout this Agreement, those terms shall have the meanings respectively ascribed to them.

          (a) "Affiliate" means, with respect to a party, any individual or entity which controls, is controlled by or is under common control with such party. For purposes of this definition, "control" means an equity or income interest of fifty percent (50%) or more in, or the possession, directly or indirectly, of the power to cause the direction of the management, activities or policies of such individual or entity, whether through the ownership of voting securities or other equity interest, by contract or otherwise.

          (b) "Batch" means (i) with respect to CYT-351, the specific quantity of CYT-351 which is produced as a result of the performance of a single [**] hollow-fiber run; (ii) with respect to CYT-356, the specific quantity of CYT-356 which is produced from the conjugation of a Batch of CYT-351, or the conjugation of a specified identified portion of a Batch of CYTll-351 or the conjugation of combined batches of CYT-351; and (iii) with respect to sodium acetate buffer solution, the specific quantity of sodium acetate buffer solution produced during the course of a single manufacturing run.


          (c) ""Cytogen SOPs" means Cytogen's written standard operating procedures to be utilized in connection with the manufacture, production and in-process release testing of CYT-351, Filled ProstaScint Product and Filled Acetate Product.

          (d) "Cytogen Supplied Materials" means all ingredients, raw materials, resins, components and supplies, except for water and facility derived process gasses, required in connection with the production by Laureate of CYT-351, Filled ProstaScint Product or Filled Sodium Acetate Product.

          (e) "CYT-351" means the monoclonal antibody intermediate product which
     is  used  in   manufacturing   ProstaScint.

          (f) "CYT-356" means the immunoconjugated form of CYT-351 (sometimes referred to in the course of manufacture and production of Filled ProstaScint Product as bulk ProstaScint).

          (g) "Facility" means Laureate's manufacturing and filling premises located in Princeton, New Jersey.

          (h) "Facility Fee" means the fee for facility access and utilization provided for in paragraph 3(a).

          (i) "FDA" means the United States Food and Drug Administration and shall include any division or center thereof.

          (j) "Filled Sodium Acetate Product" means vials filled with sodium acetate solution from an identified Lot which are in a form ready for release and shipment from the Facility.

          (k) "Filled ProstaScint Product" means the vials filled with CYT-356 from an identified Lot which are in a form ready for release and shipment from the Facility.

          (l) "cGMP" means current Good Manufacturing Practices for the manufacture and testing of pharmaceutical materials, as specified in the Code of Federal Regulations and associated regulatory agency guidelines as currently interpreted and practiced by Laureate at the Facility.

          (m) "Incoming Acceptance Tests" means, with respect to each Cytogen Supplied Material, the analysis or testing thereof supplied to Laureate by Cytogen pursuant to paragraph 6(b) hereof and to be performed by Laureate in order to determine whether or not such Cytogen Supplied Product conforms to the applicable approved Specifications.

          (n)  "Laureate  SOPs"  means  Laureate's  written  standard  operation
     procedures   utilized  by  Laureate  in  connection  with  its  operational activities  at  the  Facility.

          (o) "Lot" means a Batch or a specific identified portion of a Batch of CYT-356 or sodium acetate, as applicable, which is produced in the course of Laureate's performance of a single manufacturing production run.

          (p) "Manufacturing Procedures" means the activities, processes, procedures and instructions provided to Laureate by Cytogen pursuant to paragraph 6(a) hereof and to be utilized by Laureate in the production of CYT-351, Filled ProstaScint Product and Filled Sodium Acetate Product.

          (q) "On Hand CYT" means the quantity of CYT-351 in the possession of Cytogen on the date hereof and to be supplied by Cytogen to Laureate in connection with Laureate's performance of the Primary Production Campaign.


          (r) "Optional Production Campaign" means Laureate's performance of (i) up to two (2) [**] hollow fiber runs to the end of producing CYT-351, (ii) against Cytogen's order therefor, Laureate's performance of up to two (2) conjugations of the quantity of CYT-351 produced pursuant to Laureate performance of the [**] hollow fiber runs referenced in clause (i) of this definition to the end of producing ProstaScint including all Services to supply Cytogen with Filled ProstaScint Product and (iii) against Cytogen's order therefor, Laureate's performance of up to two (2) sodium acetate fills, each fill utilizing a volume of sodium acetate buffer solution as specified in the Batch record to the end of supplying Cytogen with Filled Sodium Acetate Product.

          (s) "Primary Production Campaign" means Laureate's performance of (i) two (2) conjugation runs utilizing the On Hand CYT to the end of producing ProstaScint including all Services to supply Cytogen with Filled ProstaScint Product and (ii) two (2) sodium acetate fills, each fill utilizing a volume of sodium acetate buffer solution as specified in the Batch record including all Services to the end of supplying Cytogen with Filled Sodium Acetate Product.

          (t) "ProstaScint" means the compound capromab pendetide formulated by conjugating the murine monoclonal antibody CYT-351 to the linker-chelator glycl-tyrosyl-(N-diethyltriaminepentaacetic acid)-lysine hydrochloride.

          (u) "Services" means the activities undertaken by Laureate in the course of Laureate's performance of the Primary Production Campaign and, if applicable, the Optional Production Campaign or any part thereof.

          (v) "Specifications" means Cytogen's approved specifications with respect to CYT-351, CYT-356, the Cytogen Supplied Materials, Filled
     ProstaScint Product and Filled Sodium Acetate Product, as applicable, provided to Laureate. Specifications may be amended from time to time by mutual written agreement of Laureate and Cytogen subject to the approval by the FDA of each amendment, if necessary.

     2. Commencement; Orders; Options; Expiration. (a) This Agreement shall commence on the date hereof.

          (b) Cytogen hereby orders from Laureate the Services required to be performed by Laureate in connection with Laureate's conduct of the Primary Production Campaign.

          (c) Cytogen shall have the option, such option to be exercised not later than March 1, 2003, to order from Laureate the Services required to be performed by Laureate in connection with Laureate's conduct of one (1) or two (2) hollow fiber runs identified in clause (i) of the definition of Optional Production Campaign, the number of such hollow fiber runs to be notified to Laureate in the event of the exercise of the option granted hereby.

          (d) Subject to the provisions hereof, this Agreement, in the event Cytogen does not exercise the option granted Cytogen pursuant to paragraph 2(c) hereof, shall expire on such date as Laureate has (i) completed the Primary Production Campaign and (ii) the Filled ProstaScint Product and the Sodium Acetate Product resulting therefrom have been shipped from the Facility in accordance with paragraph 10(b) hereof.

          (e) Subject to the provisions hereof, in the event Cytogen exercises the option granted Cytogen pursuant to paragraph 2(c) hereof, Cytogen, in its discretion, may order from Laureate the Services required to be performed by Laureate in connection with Laureate's conduct of either or both of the conjugation(s) and fill(s) described in clauses (ii) and (iii) of the definition of Optional Production Campaign. In the event Cytogen does not order either of the Services as aforesaid, on or before September 1, 2003 then this Agreement shall expire ten (10) business days thereafter unless Cytogen has notified Laureate within such ten (10) business day period, that the CYT-351 produced by Laureate by reason of Cytogen's exercise of option granted Cytogen pursuant to paragraph 2(c) does not meet Specifications. Cytogen agrees to take all commercially reasonable actions necessary that the CYT-351 so produced is shipped from the Facility not later than fifteen (15) days following the conclusion of the ten (10) business day period provided for in this paragraph 2(e).

          (f) Subject to the provisions hereof, in the event that Cytogen places an order with Laureate pursuant to paragraph 2(e), this Agreement shall expire on December 31, 2003.

     3. Consideration. In consideration of Laureate's performance of services hereunder, Cytogen agrees to pay Laureate as follows:

          (a) A facility access and utilization fee in the aggregate amount of $1,000,000;

          (b) $[**] for each performance by Laureate of a [**] hollow fiber run to the end of producing CYT-351 and the purification of the quantity of CYT-351 so produced;

          (c) $[**] for each performance by Laureate of the Services required with respect to the conjugation of CYT-351 necessary to produce ProstaScint, including the Services to be performed by Laureate to the end of supplying Cytogen with Filled ProstaScint Product hereunder;

          (d) $[**] for each performance by Laureate of the Services necessary to supply Cytogen with vials of Filled Sodium Acetate Product such vials to be filled from a volume of bulk sodium acetate buffer solution as specified in the Batch record.

          (e) $[**] for each instance in which Laureate performs a media fill validation run in support of the Services required to be performed by Laureate to produce Filled ProstaScint Product or Filled Sodium Acetate Product.

          (f) $[**] such amount being the agreed monetary value of Laureate's performance of the set-up activities which the parties have agreed are to be undertaken by Laureate in connection with Laureate's performance of the Primary Production Campaign and which are identified as part of Exhibit A.

          (g) $[**] in the event that Cytogen exercises the option granted Cytogen under paragraph 2(c) hereof, such amount being the agreed monetary value of Laureate's performance of the set-up activities which the parties have agreed are to be undertaken by Laureate in connection with Laureate's performance of the Option Production Campaign and which are included in Exhibit A.

     4. Payments. (a) The amount due under paragraph 3(a) shall be payable $250,000 on the date hereof, $250,000 on April 1, 2003, $250,000 on July 1, 2003 and $250,000 on October 1, 2003. The amounts payable to Laureate under this paragraph 4(a) shall be due and payable by Cytogen to Laureate notwithstanding prior fulfillment by Laureate of its obligations hereunder to the end that this Agreement has expired in accordance with the provisions of paragraph 2(d) hereof.

          (b) In connection with Cytogen's order with respect to the Primary Production Campaign made hereby pursuant to paragraph 2(b), the following amounts shall be due and payable:

               (i) $157,500 upon the execution and delivery hereof;

               (ii) an amount equal to [**] percent of the amount provided for in paragraph 3(c), 3(d) or 3(e) shall be payable on the date Laureate commences the applicable Services part of the Manufacturing Procedures required to be performed in respect of paragraph 3(c), 3(d), or 3(e);


               (iii) an amount equal to [**] percent of the amount due under paragraphs 3(c), 3(d) and 3(e) shall be payable ten (10) business days following the date the Laureate Contact Individual, as hereinafter defined, notifies Cytogen that the document review to be undertaken by Laureate with respect to Filled ProstaScint Product, Filled Sodium Acetate Products or the media fill validation run, as applicable, has been undertaken and such documents have been determined by Laureate to be complete and correct; provided, that, within such ten (10) business day period, Cytogen has not notified Laureate that the Filled ProstaScint Product, the Filled Sodium Acetate Product or the media fill validation run does not meet Specifications.

          (c) In the event of Cytogen's exercise of the option granted pursuant to paragraph 2(c) with respect to the Optional Production Campaign, the amounts set forth below shall be due and payable as follows:

               (i) On the date of Cytogen's exercise of the option granted Cytogen pursuant to paragraph 2(c), the sum of $136,800 in respect of the payment required under paragraph 3(g) hereof plus an amount equal to [**] percent of the aggregate amount due under paragraph 3(b) hereof;


               (ii) an amount equal to [**] percent of the aggregate amount payable and provided for under paragraph 3(b) shall be payable on the date that Laureate commences the Manufacturing Procedures which are part of the Services to be performed in respect of paragraph 3(b).

               (iii) an amount equal to [**] percent of the amount payable and provided for in paragraph 3(b) shall be due and payable on the date that Laureate, in accordance with the Quality Agreement, has completed performance of the applicable Manufacturing Procedures part of the Services to the end that there has been produced CYT-351 ready to be conjugated to form ProstaScint.

               (iv) upon a Cytogen order under paragraph 2(e) hereof, an amount equal to [**] percent of each aggregate amount due under paragraphs 3(c), 3(d) and 3(e), as applicable, such applicability to be determined in with the terms of such order, if being understood that in connection with the fulfillment of any such order it will be necessary for Laureate to perform a media fill identified in paragraph 3(e);

               (v) with respect to Laureate's performance of a Cytogen order under paragraph 2(e), an amount equal to [**] percent of each aggregate amount due under paragraphs 3(c), 3(d) or 3(e), as applicable, such applicability to be determined in accordance with the terms of such order, shall be payable on the date Laureate commences the applicable Manufacturing Procedures part of the Services to be performed in respect of paragraph 3(c), 3(d) or 3(e);

               (vi) with respect to Laureate's performance of a Cytogen order under paragraph 2(e), an amount equal to [**] percent of the aggregate amount due under paragraphs 3(c), 3(d) or 3(e), as applicable, such applicability to be determined in accordance with the terms of such order, shall be payable ten (10) business days following the date the Laureate Contact Individual (as hereinafter defined) notifies Cytogen that the document review to be undertaken with respect to Filled ProstaScint Product, Filled Sodium Acetate Product or media fill validation run, as applicable, has been undertaken and such documents by Laureate have been determined to be complete and accurate; provided that within such ten (10) business day period Cytogen has not notified Laureate that the Filled ProstaScint Product, the Filled Sodium
          Acetate Product or the media fill validation run does not meet Specifications.

     5. Performance of Services; Other Assistance; FDA Fees. (a) All Services shall be performed by Laureate in accordance with the Quality Agreement.

          (b) Upon agreement of the parties, Laureate will assist Cytogen in connection with validation studies, transfers of data, methodologies and procedures to a third party retained by Cytogen for the manufacture, production and in-process and release testing of CYT-351, CYT-356 of Filled ProstaScint Product and/or Filled Sodium Acetate Product, internal inspections of plant and warehouse premises, inspections by the FDA of Cytogen facilities and such other activities as may be agreed by the parties.

          (c) Assistance rendered by Laureate under paragraph 5(b) shall be invoiced to Cytogen in an amount equal to (a) the product determined by multiplying the aggregate hours expended by Laureate personnel in rendering such assistance by $[**] per hour plus (B) out-of-pocket costs incurred by Laureate that have been approved by Cytogen. Alternatively, the parties may agree on a fixed price for the subject matter or activity in question.

          (d) Any FDA fee with respect to the licensing of facilities at which commercial manufacture of Cytogen marketed pharmaceutical products occurs shall be borne and paid for by Cytogen ("Establishment Fee"). Laureate will immediately inform Cytogen of any and all FDA approved and marketed pharmaceutical products manufactured by Laureate in the Facility for a third party in addition to Laureate's manufacturing services hereunder. Laureate shall have the right to perform manufacturing services for third parties at the Facility.

     6. Manufacturing and Testing; Approvals; SOPs. (a) Cytogen will provide Laureate in writing upon the execution hereof with the Manufacturing Procedures which shall include all requisite technical specifications, manufacture and production process information, instructions and procedures, testing and quality control instructions and procedures, formulae, storage instructions with respect to the manufacture of CYT-351, CYT-356, Filled ProstaScint Product, Filled Sodium Acetate Product or intermediates of any nature and all such other information, knowledge, data and know-how as would allow one reasonably practiced in the art to produce and manufacture CYT-351, CYT-356, Filled ProstaScint Product and Filled Sodium Acetate Product.

          (b) Cytogen will provide Laureate in writing upon the execution hereof with the Incoming Acceptance Tests which shall include all requisite analyses and tests with respect to each Cytogen Supplied Material, the methodology of each such analysis and test, the sample size of the applicable Cytogen Supplied Material to be utilized in connection with the performance of the applicable analyses and/or tests and the period following Laureate's receipt of such Cytogen Supplied Material at the Facility during which the applicable analyses or tests are to be conducted.

          (c) Cytogen will provide Laureate in writing upon the execution hereof with the Specifications for each of CYT-351, CYT-356, Filled ProstaScint Product and Filled Sodium Acetate Product.

          (d) Within ten (10) days after Laureate's receipt in writing of the Manufacturing Procedures, the Incoming Acceptance Tests, and the Specifications, Laureate shall notify Cytogen of its ability or inability to render Services hereunder in conformance with the Manufacturing Procedures, to perform the Incoming Acceptance Tests and to manufacture CYT-351, CYT-356, Filled ProstaScint Product or Filled Acetate Product conforming to the applicable specifications.

          (e) In the event that Laureate gives notice pursuant to paragraph 6(d) of its inability to provide Services in conformance with the Manufacturing Procedures, to perform the Incoming Acceptance Tests or to manufacture CYT-351, CYT-356, Filled ProstaScint Product or Filled Sodium Acetate Product conforming to the applicable Specifications, the rights and obligations of the parties under this Agreement shall be suspended without liability. Following any such notice, Laureate shall prepare an action plan ("Plan") with respect to enabling Laureate to provide Services as required herein for Cytogen's approval, such approval not to be unreasonably withheld or delayed. Laureate agrees to undertake reasonable commercial efforts to implement the Plan to the end of having the capability of rendering Services in conformance with the Manufacturing Procedures and to perform the Incoming Acceptance Tests and to manufacture CYT-351, CYT-356, Filled ProstaScint Product and Filled Sodium Acetate Product conforming to the applicable Specifications.

          (f) Notwithstanding anything in this Agreement to the contrary, in the event the Laureate inability with respect to which Laureate has given notice pursuant to paragraph 6(d) is not resolved by March 1, 2003, Cytogen shall have the option to terminate this Agreement without penalty. In the event Cytogen exercises such option, the rights and obligations of the parties hereunder shall wholly cease without further or other liability and Laureate shall immediately refund to Cytogen any amount then paid by Cytogen to Laureate with respect to the Facility Fee and those fees for Services or otherwise due under paragraph 5(c) which have not yet been performed by Laureate. Time is of the essence with respect to payment of the refund provided for in this paragraph 6(f).

          (g) Laureate shall provide to Cytogen and Cytogen shall provide to Laureate the Laureate SOPs and the Cytogen SOPs, as applicable, on the date of execution hereof.

     7. Materials Delivery; Testing. (a) Laureate shall prepare for Cytogen on Cytogen's forms therefor, requisition and purchase orders for Cytogen Supplied material to be used in connection with the manufacture of Filled ProstaScint
Product and Filled Sodium Acetate Product. Following preparation of the same, Laureate shall forward to Cytogen each such requisition and purchase order, together with the applicable requisition and purchase order number, for Cytogen's review, approval and execution thereof. It shall be Cytogen's obligation hereunder to timely place the approved and executed requisition and purchase order with the applicable vendor for Cytogen's account to the end that the Cytogen Supplied Materials identified therein are delivered or caused to be delivered to the Facility at the time provided for in paragraph 7(d).

          (b) All costs and expenses of any nature or kind whatsoever with respect to Cytogen Supplied Materials or the shipment and delivery thereof to the Facility shall be borne and paid by Cytogen in accordance with the terms and conditions agreed to by Cytogen with the vendor and/or carrier, as applicable, following receipt of the vendor's or carrier's invoice.

          (c) Title to all Cytogen Supplied materials shall remain in Cytogen notwithstanding the storage and Laureate's possession thereof at the Facility.

          (d) Within 30 days of Cytogen's order for Filled ProstaScint Product and/or Filled Sodium Acetate Product, Laureate will provide Cytogen in writing of Laureate's intended dates for the conduct of each process or activity part of the Manufacturing Procedures necessary to be performed by Laureate to fill such order. Unless otherwise agreed, Cytogen agrees to deliver or cause to be delivered to the Facility such of the Cytogen Supplied Materials as are necessary to perform or complete a process or activity part of the Manufacturing Procedures not less than twenty (20) days nor more than ninety (90) days prior to the date Laureate has scheduled the performance of such process or activity.

          (e) Following receipt of a Cytogen Supplied Material at the Facility, Laureate shall perform the applicable analysis thereof or test thereon provided for in the Incoming Acceptance Tests. In the event the performance of an analysis or test determines that the Cytogen Supplied Material does not meet Specifications or is otherwise unsuitable for use in connection with the production of CYT-351, CYT-356, Filled ProstaScint Product or Filled Sodium Acetate Product, Laureate shall promptly notify the Cytogen Contact Individual (as hereinafter defined) of such determination and the results of the applicable analyses or tests performed.

          (f) In the event that Laureate provides notice under paragraph 7(e), Cytogen shall promptly inform Laureate in writing of the action it wishes Laureate to take with respect to the Cytogen Supplied Material in question, including reanalysis, retesting, disposal, return or such other action as otherwise specified by Cytogen. Costs incurred by Laureate under this paragraph 7(f) shall be invoiced to Cytogen in accordance with paragraph 5(c) hereof.

          (g) Cytogen shall use its reasonable commercial efforts to deliver or cause to be delivered to the Facility Cytogen Supplied Material in replacement of any material which does not meet Specifications or is otherwise unsuitable in the production of CYT-351, CYT-356, Filled ProstaScint Product or Filled Sodium Acetate Product to the end that the date scheduled by Laureate for the use of such Cytogen Supplied Product in connection with the performance of a Manufacturing Procedure is maintained.

          (h) In the event a Cytogen Supplied Material fails to meet Specifications and Cytogen is unable to timely deliver or cause to be delivered to the Facility the applicable Cytogen Supplied Material in replacement thereof so as to maintain the date scheduled by Laureate (as notified to Cytogen under paragraph 7(d)) for use of such Cytogen Supplied Product in connection with the performance of a Manufacturing Procedure, then Laureate may, in its discretion and without liability for any delay in the manufacture of CYT-351, CYT-356, Filled ProstaScint Product and Filled Sodium Acetate Product, revise the schedule provided to Cytogen pursuant to paragraph 7(d) and give notice of such revised schedule to Cytogen to the end that Laureate may perform any commitment Laureate may have to any third party or Affiliate with respect to utilization of the Facility; provided, however, that Laureate will attempt to negotiate to defer the performance of any commitment to a third party or Affiliate to the end that Laureate may perform the Services required with respect to Laureate's order under paragraph 2(b) on a priority basis.

          (i) Notwithstanding anything to the contrary in this Agreement, Laureate shall not be obligated to utilize the On-Hand CYT in connection with any Manufacturing Procedure until such time as Cytogen has documented to Laureate's reasonable satisfaction that the On Hand CYT has been stability tested as required by any applicable law or regulation and otherwise meets Specifications.

          (j) The applicable provisions of the Quality Agreement shall be complied with in the event Laureate utilizes the services of third party sub-contractors in connection with Laureate's performance of this Agreement.

     8. Payment Dates; Late Payments. (a) Invoices by Laureate with respect to amounts due in respect of paragraph 3(a), (b), (c), (d),or (e) shall be payable upon Cytogen's receipt thereof.

          (b) Undisputed invoices by Laureate with respect to amounts due under paragraph 5 five hereof shall be payable within thirty (30) days of the invoice date.

          (c) Invoices due for Services performed in accordance with Quality Agreement due pursuant hereto and not timely paid shall bear interest at the rate of one and one half percent (1.5%) per month on the unpaid balance thereof.

          (d) Time is of the essence with request to payments due hereunder. In the event that an invoice remains unpaid for five (5) business days following written notice by Laureate to Cytogen of such failure to pay, Laureate may, in addition to its rights under paragraph 16 hereof, (i) suspend the performance of its obligations hereunder with respect to the manufacture of CYT-351, CYT-356, Filled ProstaScint Product and/or Filled Acetate Product until such time as payment is made and (ii) in the event of such suspension, Laureate may exercise its right, as provided for in paragraph 7(h), to revise the schedule provided to Cytogen pursuant to paragraph 7(d).

     9. Regulatory Matters and Approvals; Order Dates. (a) Laureate agrees to use its reasonable commercial efforts to the end that Laureate has the capability to perform the Manufacturing Procedures to be utilized in connection with the performance of two conjugation runs with respect to the On Hand CYT to the end of producing ProstaScint not later than May 31, 2003 and to perform the Manufacturing Procedures to be utilized in connection with the [**] day hollow fiber runs and the purification of the quantity of CYT-351 resulting therefrom beginning on or about July 1, 2003.

          (b) Cytogen agrees that it shall not, with respect to an order of Filled ProstaScint Product or Filled Sodium Acetate Product, specify a date for the fulfillment of all or part of such order inconsistent with Laureate's capability to perform at the Facility a Manufacturing Procedure necessary in connection with the fulfillment thereof prior to the date provided for in paragraph 9(a).

          (c) Laureate will timely advise Cytogen of Laureate's renovation plans and renovation work to be undertaken with respect to the Facility. Cytogen and/or Laureate will prepare and timely submit to the FDA all necessary documentation to the end that the FDA approves the Facility for the manufacture and production of CYT-351, CYT-356, Filled ProstaScint Product and Filled Sodium Acetate Product.

          (d) Within ten (10) business days following the execution and delivery hereof, the parties endeavor to prepare a detailed attachment specifying the quality and regulatory procedures and responsibilities of the parties hereunder with respect to the production of Filled ProstaScint Products and Filled Sodium Acetate Products ("Quality Agreement"). The Quality Agreement will, inter alia, provide for Cytogen's responsibility for approving the release from storage and use of each Cytogen Supplied Raw Material in connection with the production of Filled ProstaScint Product and Filled Sodium Acetate Product, any intermediate compounds produced in the course of the performance of a Manufacturing Procedure, the release for shipping of Filled ProstaScint Product and Filled Sodium Acetate Product from the Facility, and Cytogen's responsibility for all regulatory approval or activities necessary in connection with the Manufacturing Procedures, and shall further specify Cytogen's right to inspect the Facility, the obligations of the parties upon any FDA inspection of the Facility, all records to be maintained by each party with respect to the manufacture and production of Filled ProstaScint Product and Filled Acetate Product, including without limitation, Batch production records, in-process test data, environmental monitoring data, testing data by Lot for Filled ProstaScint Product, Filled Sodium Acetate Product or intermediates and such of the foregoing as shall appear on invoices with respect to Filled ProstaScint Product or Filled Sodium Acetate Product released for shipment by Cytogen.

          (e) In the event a Quality Agreement is not concluded on or before March 1, 2003, either party may elect to terminate this Agreement. Upon such termination, the rights and obligations of the parties shall wholly cease without further or other liability and Laureate shall immediately refund to Cytogen any amount then paid by Cytogen to Laureate with respect to the Facility Fee and all payments received by Laureate for Services which have not been reasonably accepted by Laureate. Time is of the essence with respect to the payment of the refund provided for in this paragraph 9(e).

          (f) Cytogen acknowledges that the [**] Purification Process ("[**] Process"), as a result of the "predicate clause" part of 21 C.F.R. Part 11, has been "grandfathered" for purposes of compliance with 21 C.F.R. Part 11. Cytogen acknowledges that the [**] Process is the process Cytogen has specified Laureate to perform as part of the Manufacturing Procedures to be supplied by Cytogen to Laureate pursuant to this Agreement. Laureate shall have no liability of any nature or kind whatsoever by reason of its performance of its obligations hereunder which arises from as is the result of Laureate's utilization of the [**] Process as a Manufacturing Procedure in connection with the manufacture of CYT-351, CYT-356, Filled ProstaScint Product or Filled Sodium Acetate Product.

     10. Stability Testing; Shipping. (a) Cytogen shall be responsible and shall perform at its sole cost and expense all stability testing necessary or advisable to be undertaken with respect to CYT-351, CYT-356, the On-Hand CYT, Filled ProstaScint Product, Filled Sodium Acetate Product, Cytogen Supplied Materials or any intermediate formed in the course of performance of the Manufacturing Procedures.

          (b) (i)Unless otherwise agreed, Cytogen agrees to take all commercially reasonable actions necessary to the end that Filled ProstaScint Product and Filled Sodium Acetate Product are shipped from the

     Facility not later than fifteen (15) days following the conclusion of the ten (10) business day period provided for in paragraph 4(b)(iii) hereof.

     11. Cytogen's Covenants, Representation and Warranties. Cytogen covenants, represents and warrants to and with Laureate as follows:

          (a) Cytogen shall use its commercially reasonable efforts to dutifully and timely perform its obligations and responsibilities hereunder, including, without limitation, any obligation or responsibility provided for in the Manufacturing Procedures, Incoming Acceptance Tests and the Quality Agreement.

          (b) Cytogen shall use its reasonable commercial efforts to assure that all Cytogen Supplied Materials, when received at the Facility, (i) are approved by Cytogen for use in connection with the manufacture of CYT-351, CYT-356, Filled ProstaScint Product and Filled Sodium Acetate Product in accordance with cGMP, (ii) meet Specifications and are suitable for use in the manufacture of CYT-351, CYT-356, Filled ProstaScint Product or Filled Sodium Acetate Product, (iii) comply with Cytogen's quality standards and
     (iv) each such Cytogen Supplied Material which is subject to the provisions of the Food, Drug and Cosmetics Act, 21 USCS Section 301, et seq. ("FDC Act"), as and when received at the Facility, is not adulterated or misbranded within the meaning of the FDC Act or any applicable state law in which the definitions of adulteration of misbranding are substantially the same as those contained in the FDC Act, or an article which may not, under the provisions of the FDC Act, be introduced into interstate commerce.

          (c) Cytogen shall not authorize for shipment from the Facility Filled ProstaScint Product or Filled Sodium Acetate Product subject to the provisions of the FDC Act, which is adulterated or misbranded within the meaning of the FDC Act or any applicable state law in which the definitions of adulteration and misbranding are substantially the same as those contained in the FDC Act, or an article which may not, under the provisions of the FDC Act, be introduced into interstate commerce.

          (d) To the best of Cytogen's knowledge, Laureate's manufacture and production of CYT-351, CYT-356, Filled ProstaScint Product or Filled Acetate Product, including, without limitation, Laureate's performance of its Services hereunder in conformity with the Manufacturing Procedures, the Incoming Acceptance Tests and the Quality Agreement and Cytogen's marketing, sale, distribution and promotion of Filled ProstaScint Product and Filled Sodium Acetate Product do not infringe or violate the intellectual property rights of any third party.

          (e) Cytogen has all requisite corporate power and authority to enter into this Agreement and perform its obligations and responsibilities hereunder, including, without limitation, all such obligations and responsibilities provided for in the Manufacturing Procedures, Incoming Acceptance Tests and the Quality Agreement.

     12.  Laureate's   Covenants,   Representations   and  Warranties;   Limited
Liability. (a) Laureate covenants, represents and warrants to and with Cytogen as follows:

               (i) Laureate's maintenance of the Facility or renovations, if any, thereto, and performance of manufacturing and other services hereunder shall conform in all material respects with applicable cGMPs.

               (ii) Laureate shall not ship any Filled ProstaScint Product, Filled Sodium Acetate Product or any intermediate manufactured or formed in the course of production of Filled ProstaScint Product and Filled Sodium Acetate Product unless the release for shipment and subsequent shipment have been authorized in writing by Cytogen.

               (iii) To the best of Laureate's knowledge, no process performed by Laureate in the course of manufacturing Filled ProstaScint Product and/or Filled Sodium Acetate Product violates or infringes the intellectual property rights of any third party.

               (iv) Laureate has all requisite power and authority to enter into this Agreement and perform its obligations hereunder, including, without limitation, all such obligations and responsibilities provided for in the Manufacturing Procedures, Incoming Acceptance Tests and the Quality Agreement.

               (v) Laureate shall use its reasonable commercial efforts to dutifully and timely perform its obligations and responsibilities hereunder, including without limitation, any obligation or responsibility provided for in the Manufacturing Procedures, Incoming Acceptance Tests and the Quality Agreement.

          (b) EXCEPT AS PROVIDED IN PARAGRAPH 12(a), LAUREATE MAKES NO OTHER REPRESENTATION AND WARRANTY OF ANY KIND, EXPRESSED OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE OR ANY OTHER MATTER WITH RESPECT TO FILLED PROSTASCINT PRODUCT AND/OR FILLED ACETATE PRODUCT OR ANY INTERMEDIATE FORMED IN THE COURSE OF MANUFACTURE OF FILLED PROSTASCINT PRODUCT AND/OR FILLED ACETATE PRODUCT, OR ANY OTHER MATTER WITH RESPECT TO FILLED PROSTASCINT PRODUCT OR FILLED ACETATE PRODUCT WHETHER USED ALONE OR IN COMBINATION WITH OTHER SUBSTANCES.

          (c) In the event of any failure of Laureate to perform in conformity with its covenants, representations and warranties hereunder, Laureate shall, at its sole cost and expense, replace such quantity of Filled ProstaScint Product and/or Filled Sodium Acetate Product which Cytogen does not release for shipment consistent with Cytogen's covenant, representation and warranty made in paragraph 11(c) hereof because of such failure as promptly as practicable after receiving the Cytogen Supplied Materials necessary to manufacture such replacement quantity. The cost of such

     Cytogen Supplied Materials, including the cost and expense of Cytogen's delivering or causing the same to be delivered to the Facility may be deducted by Cytogen from amounts due under this Agreement. In the event that no amount is then due under this Agreement by Cytogen to Laureate, then Cytogen may invoice Laureate for the cost of such Cytogen Supplied Material, including without limitation, any costs incurred by Cytogen with respect to the shipping and delivery thereof. Time is of the essence with respect to Laureate's payment of invoices rendered by Cytogen in accordance with this paragraph 12(c). THE FOREGOING SHALL BE CYTOGEN'S EXCLUSIVE REMEDY HEREUNDER IN THE EVENT OF ANY FAILURE BY LAUREATE TO PERFORM IN CONFORMITY WITH ITS COVENANTS, REPRESENTATIONS, AND WARRANTIES HEREUNDER.

          (d) Laureate shall not be liable for, and Cytogen assumes responsibility for, all personal injury and property damage resulting from the handling, possession or use of Filled ProstaScint Product and Filled Sodium Acetate Product following Cytogen's release of same for shipment and Laureate's placement of same with a carrier for shipment. In no event shall either party be liable to the other party for special, incidental or consequential damages or loss of profits whether the claim giving rise to the same is for breach of a covenant, warranty or representation, is in contract, negligence, strict liability or otherwise.

          (e) It is understood and agreed that Laureate's obligations with respect to performance of any [**] day hollow fiber runs, purification of the material so produced, conjugated and filled (collectively, "Fiber-Run Procedures") are to perform the same in conformance with the Manufacturing

     Procedures and test for conformance to Specifications as provided in the Quality Agreement. Laureate shall be liable for any failure of its performance of the Fiber-Run Procedures to yield CYT-351 of any specific quality specification, or a reasonable quantity of CYT-351 (defined as approximately [**] grams purified in a single purification from [**] hollow-fiber reactor runs) or a reasonable quantity of Filled ProstaScint Product (defined as approximately [**] vials from a single conjugation Batch of CYT-351) only in the event Laureate's performance of the Fiber-Run Procedures was not in conformance with the Manufacturing Procedures. In such event, the provisions of paragraph 12(c) shall apply.

     13. Indemnities. (a) Cytogen agrees to indemnify and hold Laureate harmless from any damages, liabilities, losses and expenses (including, without limitation, reasonable attorneys' fees in seeking indemnification hereunder or any claim by a third person) and amounts paid in settlement of any claim or suit of any nature or kind whatsoever which may be sustained or suffered by Laureate arising with respect to paragraph 9(f) hereof or arising out of, based upon or by reason of, any Cytogen supplied Material not Conforming to the covenant, representation and warranty made by Cytogen in paragraph 11(b) at the time of receipt at the Facility.

          (b) In the event a Cytogen Supplied Material does not meet Specification or is otherwise unsuitable for use in the manufacture of CYT-351, CYT-356, Filled ProstaScint Product or Filled Sodium Acetate after the receipt thereof at the Facility by reason of any action, act or activity by Laureate which does not conform to the Cytogen SOPs, the Laureate SOPs, cGMP, the Manufacturing Procedures, the Incoming Acceptance Tests or the Quality Agreement (or Laureate's failure to act in conformity with any of the foregoing), Laureate's obligation hereunder shall be to indemnify Cytogen for the actual cost of the Cytogen Supplied Material in question and all costs, fees and expenses incurred by Cytogen in delivering or causing the delivery of the same to the Facility and for any additional Establishment Fee in the event such failure requires Laureate to perform an obligation hereunder after December 31, 2003. Laureate waives any additional Facility Fee in the event such failure requires Laureate to perform an obligation hereunder after December 31, 2003.

          (c) Cytogen agrees to defend, indemnify and hold Laureate harmless from any and all claims by third persons or governmental entities, damages, liabilities, losses and expenses (including, without limitation, reasonable attorney's fees in seeking indemnification hereunder or defending any claim by a third person or a governmental entity) and amounts paid in settlement of any claim or suit of any nature or kind whatsoever which are founded upon or in any manner involve Filled ProstaScint Product or Filled Sodium Acetate Product and which arise or occur following Cytogen's release for shipment from the Facility of Filled ProstaScint Product and/or Filled Sodium Acetate Product.

          (d) The obligations of the indemnifying party under this paragraph 13 are conditioned upon the delivery of written notice to the indemnifying party of any potential claim arising under this paragraph 13 ("Claim") promptly after the indemnified party becomes aware of such claim. The indemnifying party shall manage and control, at its sole expense, the defense of the Claim and its settlement. The indemnified party shall cooperate with the indemnifying party and may, at its option and expense, be represented in any such action or proceeding. The indemnifying party shall not be liable for any litigation costs or expenses incurred by the indemnified party without indemnifying party's prior written authorization. In addition, the indemnifying party shall not be responsible for any liability resulting from any settlement or compromise by the indemnified party made without the indemnifying party's prior written consent.

     14. Contact Individuals. Each of Laureate and Cytogen shall designate an individual ("Laureate Contact Individual" or "Cytogen Contact Individual," as applicable) who shall be responsible for the day-to-day contacts between the parties and who shall receive copies of all written correspondence, notices and the like with respect to a party's performance of its obligations and responsibilities hereunder.

     15. No Biohazards. The Laureate Contact Individual and the Cytogen Contact Individual will establish a standard operating procedure to identify materials that are or may be biohazardous. Materials so identified may not be brought into the Facility and may not be a Cytogen Supplied Material.

     16. Termination. (a) In addition to termination resulting from the expiration of this Agreement in accordance with paragraph 2, this Agreement can be terminated by Laureate for nonpayment of any sums due hereunder (remaining unpaid for more than ninety (90) days following receipt by Cytogen of notice by Laureate), or by either party with at least sixty (60) days, advance written notice:

                    (i) on account of a serious  violation of this  Agreement by the other party, unless the offending party cures the violation before expiration of the notice period; or

                    (ii) when the other party makes a general assignment for the benefit of its creditors, has a custodian, receiver or any trustee appointed for it or a substantial part of its assets or commences any voluntary proceeding under any bankruptcy law; or

                    (iii) when a court having  jurisdiction over the other party shall enter a decree or order for relief in any involuntary case under applicable bankruptcy law and such decree or order shall continue unstayed and in effect for a period of ninety (90) days or more.

               (b)  Termination  for any  reason  by  either  party  under  this paragraph 16 will not prejudice that party's remaining contractual rights, including, without limitation, rights to damages, nor terminate the obligations set forth in paragraphs 3, 4, 14 and 18 hereof, to the extent such obligations have accrued according to those terms.

     17. Insurance. Throughout the term of this Agreement Cytogen shall obtain and maintain in full force and effect product liability insurance (issued by an insurance company licensed to do business in the State of New Jersey) in the amount of $10,000,000 and cause Laureate an additional insured thereon. Laureate now maintains general liability insurance and property damage liability insurance in the amount of $2,000,000 for the Facility. Each party shall, at all times during the term of this Agreement, maintain in full force and effect and on deposit at the office of the other party, a Certificate of Insurance or a duplicate original of the insurance policy required above, together with evidence of payment of all premiums therefor. Each such policy shall provide that it shall not be cancelable without at least thirty (30) days, prior written notice to the other party.

     18. Confidentiality. Neither party shall disclose to any third party, except as may be required by law, the substance of this Agreement. All written information provided by either party to the other hereunder including, but not limited to, volume requirements, pricing, delivery schedules and process data formulae, regulatory submissions, know-how and other information, including without limitation, proprietary information and materials (whether or not patentable) regarding a party's technology, is the disclosing party's confidential proprietary information. The receiving party agrees not to disclose any such information or use such information except for purposes of performance hereunder, for a period of five (5) years after the termination of this Agreement with regard to business related information, and for a period of ten
(10) years with regard to technical information, provided that the receiving party may use or disclose any such information that it can demonstrate through written records: (1) is already known to it at the time of disclosure to the receiving party; (2) becomes publicly known through no fault of the receiving party; or (3) is disclosed to the receiving party by a third party who is free to make such disclosure. The parties each agree that they shall provide confidential information received from the other party only to their respective employees, consultants and advisors who have a need to know and have an obligation to treat such information and materials as confidential under terms no less restrictive than those set forth herein. All confidential and proprietary information disclosed hereunder shall be , at the option of the disclosing party, immediately returned to the disclosing party, or destroyed (and such destruction certified by an officer of the receiving party) upon the earlier of termination of this Agreement, or the request of the disclosing party. Notwithstanding anything set forth herein to the contrary, this paragraph 18 shall not prohibit the receiving party from disclosing confidential or proprietary information of the disclosing party that is required to be disclosed by the receiving party to comply with applicable laws, including without limitation the rules and regulations promulgated by the United States Securities and Exchange Commission, or to comply with governmental regulations, provided that the receiving party provides prior written notice of such disclosure to the disclosing party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure. Any announcements or similar publicity with respect to the execution of this Agreement shall be agreed upon between the parties in advance of such announcement. The parties agree that any such announcement will not contain confidential business or technical information of the other party. Except as otherwise expressly agreed between the parties in writing, no right is granted to a party to use in any manner the name of the other party or any other trade name or trademark of the other party.

     19. Notices. All notices required to be given under this Agreement shall be deemed given when delivered personally or when mailed by registered or certified mail, return receipt requested, or when sent by Federal Express or an equivalent overnight delivery service, addressed to the parties at their respective addresses set forth below or to such other addresses at which notice shall have been duly given. It is understood and agreed that this paragraph 19 is not intended to govern the day-to-day business communications necessary between the parties in performing the duties, in due course, under the terms of this Agreement.

                    If to Cytogen:
                    William F. Goeckeler
                    Vice President Research and Development
                    Cytogen Corporation
                    650 College Road East
                    Princeton, NJ 08540
                    Fax No.: 1-609-452-2317

                    With a copy to:
                    Hale and Dorr LLP
                    650 College Road East
                    Princeton, NJ 08540
                    Fax No.: 1-609-750-7700


                    If to Laureate:

                    Robert J. Broeze, Phd.
                    President
                    Laureate Pharma L.P.
                    201 College Road East
                    Princeton, NJ  08540
                    Fax No.:  1-609-520-3963

                    With a copy to

                    Chadbourne & Parke LLP
                    30 Rockefeller Plaza
                    New York, NY  10112
                    Attn: Stuart D. Baker
                    Fax No.:    1-212-541-5369

     20. Non-Exclusivity. (a) Laureate may render manufacturing and other services to any other party and use the Facility and Laureate personnel in furtherance of rendering such services whether or not such third party is in competition with Cytogen. Nothing herein limits or restricts Cytogen from using any other party in the manufacture and supply of any materials, including the materials to be supplied by Cytogen hereunder.

          (b) Neither party shall, directly or through its representatives, solicit for employment any officer, director, employee or consultant of the other party during the term of this Agreement and for a period of twelve
     (12) months thereafter.

     21. Entire Agreement. (a) The Manufacturing Procedures, the Incoming Acceptance Tests and the Quality Agreement are deemed to be part this Agreement.

          (b) This Agreement constitutes the entire agreement between the parties in respect of the subject matter of this Agreement and supercedes all previous oral or written negotiations, commitments, agreements, transactions or understandings with respect to the subject matter hereof. No modifications to or supplementation of this Agreement, whether contained in any purchase order, confirmation or otherwise, shall be effective unless made in writing and signed by the party to be charged with modification.

     22. Governing Law. This Agreement shall be interpreted in accordance with the laws of New Jersey where it is deemed to have been executed and where each party has a place of business.

     23. Assignment. No right or obligation of either party hereunder shall be assignable without the prior written agreement of the other party, which in the case of an assignment to an Affiliate shall not be unreasonably withheld; otherwise this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     24. Independent Contractors. The parties are independent contractors, and this Agreement shall not be construed to create between Laureate and Cytogen any other relationship such as, by way of example only, that of employer-employee, principal-agent, joint-venturer, co-partners or any similar relationship, the existence of which is expressly denied by the parties hereto.

     25. No Waiver. A party's failure to require another party to comply with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision of this Agreement.

     26. Force Majeure. No party shall be liable for the failure to perform its obligations under this Agreement if such failure is occasioned by a contingency beyond such party's reasonable control, including, but not limited to, acts of terrorism, strikes or other labor disturbances, lockouts, riots, wars, fires, floods or storms. A party claiming a right to excuse performance under this paragraph 26 shall immediately notify the other party in writing of the extent of its inability to perform, which notice shall specify the occurrence beyond its reasonable control that prevents such performance and an estimate of the time that the inability to perform is anticipated to last.

     27. Third Parties. No person not a party to this Agreement not an Affiliate of a party to this Agreement shall have or acquire any rights by reason of this Agreement, nor shall any party to this Agreement have any obligation or liabilities to such other person by reason of this Agreement.

     28. Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (i) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

     29. Singular Terms. Except as otherwise expressly provided herein or unless the context otherwise requires, all references to the singular shall include the plural as well.

     30. Headings. The headings herein are inserted as a matter of convenience only, and do not define, limit or describe the scope of this Agreement or the intent of the provisions hereof and shall not be used to interpret or construe the terms and provisions of this Agreement.

     31. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

     32. Severability. This Agreement is intended to be valid and effective under any applicable law and, to the extent permissible under applicable law, shall be construed in a manner to avoid violation of or invalidity under any applicable law. Should any provisions of this Agreement be or become invalid, illegal or unenforceable under any applicable law, the other provisions of this Agreement shall not be affected and shall remain in full force and effect and, to the extent permissible under applicable law, any such invalid, illegal or unenforceable provision shall be deemed amended lawfully to conform with the intent of the parties. Nothing in this paragraph 32 shall preclude a party hereto from bringing an action for failure of consideration in the event a material provision of this Agreement shall be held invalid, illegal or unenforceable.



              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.



LAUREATE PHARMA L.P.                         CYTOGEN CORPORATION

By: Laureate Pharma Inc., its
     General Partner



By /s/ Robert Broeze                         By /s/ William F. Goeckeler
   ---------------------------------            --------------------------------
       Robert Broeze, PhD.                          William F. Goeckeler
       President                                    Vice President Research and
                                                     Development

                                    Cytogen Setup Schedule - Exhibit A

Department           Activity        Work      Training      Total   Cum. Hours     Labor   Contractor    Total
----------           --------        hours     hours         Hours   ----------     Costs       Cost      Cost
                                     -----     --------      -----                  -----   ----------    -----
Supply Chain         SOPs            4          9            13         13           [**]       [**]       [**]

                     Purchasing      120        0            120        133          [**]       [**]       [**]

Quality Control      Test Methods    102        0            102        102          [**]       [**]       [**]

                     Set-up          112        0            112        214          [**]       [**]       [**]

Quality Assurance    SOPs            64         16           80         80           [**]       [**]       [**]

                     Batch Records   16         0            16         96           [**]       [**]       [**]

                     Records         40         0            40         136          [**]       [**]       [**]
                     Management

Manufacturing -      Documentation   4          16           20         20           [**]       [**]       [**]
Conjugation
                     Preparation     52         0            52         72           [**]       [**]       [**]

Manufacturing -      Documentation   4          16           20         20           [**]       [**]       [**]
Filling Sodium
Acetate

                     Preparation     0          0            0          20           [**]       [**]       [**]

-- Filling           Documentation   4          4            8          8            [**]       [**]       [**]
ProstaScint
                     Preparation     0          0            0          8            [**]       [**]       [**]

--ProstaScint        Documentation   4          4            8          8            [**]       [**]       [**]
Media Fill
                     Preparation     8          0            8          16           [**]       [**]       [**]

--Acetate Media      Documentation   4          0            4          4            [**]       [**]       [**]
Fill

                     Preparation     0          0            0          4            [**]       [**]       [**]

Manufacturing        SOPs            28         8            36         36           [**]       [**]       [**]
-Antibody
Protection

                     Batch Records   36         0            36         72           [**]       [**]       [**]

                     Equipment       0          0            0          72           [**]       [**]       [**]
                     setup

                     Area            56         0            56         128          [**]       [**]       [**]
                     preparation

Manufacturing        SOPs & MBR's    28         30           58         58           [**]       [**]       [**]
-Protein
Purification
Validation
                     Equipment       108        0            108        166          [**]       [**]       [**]
                       setup

                     Equipment       240        0            240        240          [**]       [**]       [**]

Facilities           Revise          56         0            56         56           [**]       [**]       [**]
                     renovation
                     plans

                     Relocate        24         0            24         80           [**]       [**]       [**]
                     equipment

                     Recommission    24         0            24         104          [**]       [**]       [**]
                       Rad Suite

                     Equipment       40         0            40         144          [**]       [**]       [**]
                     maint./calibration

                     SOPs/PMs        24         16           40         184          [**]       [**]       [**]

                     As-built        40         0            40         224          [**]       [**]       [**]
                     updates/documentation

                     Total                                   1361                    [**]       [**]       [**]


Notes: 1) Shaded area totals $[**] and represents set up activities outlined in 3(g) of the supply agreement.

        2) Set up for primary production campaign [3(f)] of $[**] are total of non-shaded areas.

        3) Primary Production Campaign set up fees payment schedule: [**]% due upon contract signing; [**] due on date Laureate commences Manufacturing procedures under 4(b)(ii) of the Supply Agreement.